PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

EXHIBIT-24
LIMITED POWER OF ATTORNEY

EXHIBIT 24-LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of First Merchants Corporation, an Indiana corporation, hereby constitute and appoint Michele M. Kawiecki, the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact to sign for the undersigned and in their respective names as directors and officers of the Corporation the Form 10-K of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and to sign any amendment to such Form 10-K, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Dated: March 1, 2023

/s/ Mark K. Hardwick	/s/ Michele M. Kawiecki
Mark K. Hardwick	Michele M. Kawiecki, Executive Vice President
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

/s/ Michael R. Becher*	/s/ Kevin D. Johnson*
Michael R. Becher, Director	Kevin D. Johnson, Director

/s/ Susan W. Brooks*	/s/ Clark C. Kellogg*
Susan W. Brooks, Director	Clark C. Kellogg, Director

/s/ Patrick J. Fehring*	/s/ Gary J. Lehman*
Patrick J. Fehring, Director	Gary J. Lehman, Director

/s/ Michael J. Fisher*	/s/ Michael C. Rechin*
Michael J. Fisher, Director	Michael C. Rechin, Director

/s/ F. Howard Halderman*	/s/ Charles E. Schalliol*
F. Howard Halderman, Director	Charles E. Schalliol, Director

/s/ Mark K. Hardwick*	/s/ Jason R. Sondhi*
Mark K. Hardwick, Director	Jason R. Sondhi, Director

/s/ William L. Hoy*	/s/ Jean L. Wojtowicz*
William L. Hoy, Director	Jean L. Wojtowicz, Director